[LETTERHEAD OF PARKER CHAPIN FLATTAU & KLIMPL, LLP]


                                                      October 17, 1996


American Biogenetic Sciences, Inc.
1375 Akron Street
Copiague, New York  11726

Gentlemen:

           We have acted as counsel to American Biogenetic Sciences, Inc, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 3,068,118 shares of the Company's Class A Common Stock, $.001 par value, consisting of 3,052,500 shares (the "Debenture Shares") which are issuable upon conversion of the Company's 7% Convertible Debentures due September 30, 1998 (the "Debentures") and 15,618 shares (the "Warrant Shares") which may be issued upon the exercise of Warrants (the "Warrants") that have been issued by the Company to brokers associated with, and designated by, the placement agent for the transaction in which the Debentures were issued by the Company.

           In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

           Based upon and subject to the foregoing, we are of the opinion that

                      (i)        the   Debenture   Shares,   when   issued  upon
conversion of the Debentures in accordance with the terms and provisions of the Debentures, will be validly issued, fully paid and non-assessable; and

                      (ii)       the  Warrant  Shares,   when  issued  upon  the
exercise of the Warrants and paid for in accordance with the terms and provisions the Warrants, will be validly issued, fully paid and non-assessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                         /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                        PARKER CHAPIN FLATTAU & KLIMPL, LLP